Exhibit 4.9

COMMON STOCK

KF

K&F INDUSTRIES

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

K&F INDUSTRIES HOLDINGS, INC.

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 482241 10 6

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

K&F Industries Holdings, Inc.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

EXECUTIVE VICE PRESIDENT AND SECRETARY

K&F INDUSTRIES HOLDINGS, INC.
CORPORATE
SEAL
OCT. 12, 2004
DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

©SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY

        The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-		Custodian
				(cust)	(Minor)
TEN ENT	-	as tenants by the entireties		under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with right of survivorship and not as		(State)
		tenants in common	UNIF TRANS MIN ACT-		Custodian (until age __)
(Cust)
under Uniform Transfers
(Minor)

to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X
X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH THE MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad 15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.